Exhibit 10.9

AMENDMENT

This Amendment (“Amendment”) entered into October 9, 2006, by and between Infologix, Inc., a Delaware corporation (“Client”) and Futura Services, Inc., a Pennsylvania corporation (“Futura”).

W I T N E S S E T H:

WHEREAS, Client and Futura entered into a Services Agreement (“Services Agreement”) dated 6/22/2006 but effective on the Effective Date as defined in the Services Agreement;

WHEREAS, Client and Futura desire to amend the Services Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows.

1.             Extended Warranty Fee. For every cart subject to a Purchase Order issued under the Services Agreement to which an extended battery warranty (“Battery Warranty”) is sold by Client, Futura shall receive a Fee (“Battery Warranty Fee”) of $15.00 per year for each year of such extended warranty for each cart sold.

2.             Futura’s Obligation. Futura’s obligation with respect to any Battery Warranty shall be limited solely to repairing the battery or replacing any defective battery. Futura’s obligation with respect to any Battery Warranty shall terminate upon the termination of the Services Agreement.

3.             Client’s Obligation. Client’s obligation with respect to any Battery Warranty shall be to replenish the spare pool if it falls below required levels to satisfy SLA, new technology rollout or acceptable turnaround time to end users.

4.             No Consequential Damage.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AMENDMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, INDIRECT, SPECIAL OR CONSEQUENTIAL

DAMAGES ARISING OUT OF OR RELATING TO THE DELIVERABLES UNDER THIS AMENDMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

5.             Impact on Minimum Purchase Order. The parties hereto agree that any Battery Warranty Fees shall not be counted towards the Annual Minimum Purchase.

6.             Definitions. Terms used but not defined in this Amendment shall have the meaning set forth in the Services Agreement.

7.             Existing Agreement. This Amendment shall also amend the Existing Agreement until the Services Agreement amended hereby becomes effective on the Effective Date.

8.             Miscellaneous. All other provisions of the Services Agreement shall remain in full force and effect.

INFOLOGIX, INC.	FUTURA SERVICES, INC.

/s/ David Gulian	/s/ Janet E. DeNicola
, President	, President

ATTEST [CORPORATE SEAL]	ATTEST [CORPORATE SEAL]

, Secretary	, Secretary